Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Obalon Therapeutics, Inc.:
We consent to the use of our report incorporated by reference herein.
/s/ KPMG LLP
San Diego, California
May 11, 2018